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                                                                    EXHIBIT 23.2

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Range Resources Corporation for the registration of $100,000,000 of Senior Subordinated Notes and to the incorporation by reference therein of our report dated January 31, 2003, with respect to the consolidated financial statements of Great Lakes Energy Partners L.L.C. included in the Annual Report (Form 10-K) of Range Resources Corporation for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                             /s/ Ernst & Young LLP


Pittsburgh, Pennsylvania
September 3, 2003